CUSIP No.: 04301G201

Exhibit 1

Joint Filing Statement

Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Common Stock, par value $0.001 per share of Artelo Biosciences, Inc. beneficially owned by them, together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 9, 2022

Parian Global Management LP
By: CCZG LLC, its General partner

	By:	/s/ Zachary C. Miller
Zachary C. Miller, Managing Member

Parian Global Master LP
By: Parian Global Management LP, its Investment Manager
By: CCZG LLC, the General Partner of the Investment Manager

	By:	/s/ Zachary C. Miller
Zachary C. Miller, Managing Member

CCZG LLC

	By:	/s/ Zachary C. Miller
Managing Member

Zachary C. Miller

	By:	/s/ Zachary C. Miller
Zachary C. Miller